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                                                                    EXHIBIT 4.3B
                                                                    ------------


                                                                      Note No. 1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("THE COMMISSION"), OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. THIS NOTE MAY NOT BE SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

9% SUBORDINATED CONVERTIBLE PROMISSORY NOTE DUE
JANUARY 31, 1999

$_________ U.S.                                      April 18, 1997

          UNIVERSAL TRADING TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to the order of _______________________________ at ____________________________ or at the
offices of the Company, the sum of $___________ U.S. on JANUARY 31, 1999 with interest from the date hereof on the unpaid principal hereof until maturity (whether as stated or by acceleration), according to the tenor hereof, at a rate of 9% per annum (and after such maturity or demand at a rate per annum equal to 9%) until such principal is paid in full. Interest shall be payable annually in arrears on JANUARY 31, 1998 and on JANUARY 31, 1999 or upon the earlier due date of the note. Interest shall be calculated on the basis of a 360-day year for actual days elapsed. This note is one of a series of 9% subordinated convertible promissory notes that have been delivered to investors in a Private Placement by the Company, all of which notes are hereinafter referred to as the "Notes". The Notes are direct, unsecured obligations of the Company.

          The Company for itself, its successors and assigns, covenants and agrees, and each holder of the Notes, by his acceptance hereof, likewise covenants and agrees, that the payment of the principal of, premium (if any) and interest on, the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all "Senior Indebtedness," as that term is herein defined.

          In case of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company:

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment thereof in full, including all principal, premium, if any, and interest, or provision shall be made for such payment before the holders of the Notes receive any payment upon the principal of, premium, if any, or interest on, indebtedness evidenced by the Notes;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes would be entitled except for the subordination provisions hereof shall be paid and/or delivered by the

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liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of amounts remaining unpaid on account of the Senior Indebtedness held or represented by each to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness; and

          (c) in the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holders of the Notes before all Senior Indebtedness is paid in full or provision is made for such payment, such payment or distribution shall be held in trust for the benefit of and promptly paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

          Upon the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the unpaid principal of, premium, if any, and interest on the Notes shall be paid in full. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes. The subordination provisions of the Notes are intended solely for the purpose of defining the relative rights of the holder of the Notes, on the one hand, and the holder of the Senior Indebtedness, on the other hand.

          Nothing contained herein is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holder of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, under the subordination provisions of the Notes of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

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          Upon any payment or distribution of assets of the Company referred to in the subordination provisions of the Notes, the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the subordination provisions of the Notes.

          No payments on account of principal, premium, if any, or interest on the Notes, shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. No payments on account of principal, premium, if any, or interest on the Notes, shall be made if: (i) at the time of such payment or immediately after giving effect thereto, there shall exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness is issued, any default or any condition, event or act, which with notice or lapse of time, or both, would constitute a default, or (ii) the Company shall have received from any holder of Senior Indebtedness or the representative of a holder of Senior Indebtedness written notice of the existence of any default or any condition, event or act, which, with notice or lapse of time, or both, would constitute a default, or which would preclude the making of any payment by the Company with respect to the principal, premium, if any, or interest on the Notes; in any such case unless and until such default shall have been cured or waived or shall have ceased to exist.

          Nothing contained in the subordination provisions of the Notes, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any such insolvency, bankruptcy, dissolution, winding up, liquidation or reorganization proceedings, and except during the continuance of any default specified in the immediately preceding paragraph (not cured or waived), payments at any time of principal of, and premium or interest on, the Notes.

          The term "Senior Indebtedness" shall mean the principal of, and premium (if any) on, and interest on all indebtedness of the Company (other than the Notes), whether outstanding on the date of the Notes or hereafter created for money borrowed by the Company or other monetary obligations of the Company (whether the same be evidenced by debentures or notes (other than the Notes) or evidenced by a letter of credit, loan agreement or an indenture or similar instrument) from, owing to, or guaranteed to, banks, trust companies, leasing companies, insurance companies or other institutional lenders and any renewal, extension refunding, amendment or modifications of any such Senior Indebtedness, including without limitation of the foregoing, purchase money mortgages, mortgages made or given or guaranteed by the Company as mortgagor or guarantor, and assumed or guaranteed mortgages, upon property, but excluding any indebtedness to trade creditors or suppliers on open account for work, labor, services and materials and excluding any indebtedness which by the terms of the instrument creating or evidencing the same is stated to be not superior in right of payment to the Notes. During the continuation of any default in the payment of principal

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or interest on any Senior Indebtedness, no payment of principal or interest may be made by the Company on the Notes. The Notes contain no limitation on the amount of additional Senior Indebtedness or other indebtedness that may be issued or incurred. However, the Company will not in the future until the Notes have been repaid in full incur indebtedness that is senior to the Notes other than Senior Indebtedness; provided, however, that nothing shall prohibit the Company from incurring secured indebtedness.

          The transferability of the Notes is restricted under federal and state securities laws.

          NO SALE, OFFER TO SELL OR TRANSFER OF THE NOTES SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SUCH ACT IS THEN IN FACT APPLICABLE TO SUCH TRANSFER.

THE NOTES ARE CONVERTIBLE INTO OTHER SECURITIES OF THE COMPANY.

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                                   ARTICLE I

                              CONVERSION OF NOTES

          1.1   Commencing eighteen months from April 18, 1997, the principal of
the Notes is convertible at a price of $1.00 per share.   In the event that the
Notes become due and payable prior to October 18, 1998, as provided in 4.1 of
Article IV, then the Company will notify the holders of the Notes of their right to convert the Notes at least thirty days prior to the due date of the Notes.
In the event that the Notes are converted, the holder shall be entitled to receive accrued but unpaid interest through the conversion date of the Notes.

          For the purpose of this Article, the term "Common Stock" shall mean the capital stock of the Company of the class authorized and designated as Common Stock at the date hereof or as such stock may, by change or reclassification, be constituted from time to time.

          1.2. The Company shall not be required to issue fractions of shares of Common Stock upon conversions of the Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion of any Note or Notes, the Company shall make adjustment therefor by rounding to the nearest whole share.

          1.3 The issue of Common Stock certificates on conversions of Notes shall be made without charge to the holder for such certificates or any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in any name other than that of the holder of the Notes being converted, and the Company shall not be required to issue or deliver any such shares unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Company shall at all times reserve and keep available out of its authorized but unissued stock for the purpose of effecting conversions of the Notes such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect such exercises and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercises at the exercise price then in effect the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          1.4. The conversion rate of the Notes as defined in 1.1 shall be adjusted from time to time as follows: in the event that the Company shall, at any time prior to the conversion of the Notes: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock

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into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent conversion of the Notes, each holder thereof shall receive for the conversion price, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such consolidation or merger or transfer, or such assets of the Company, which it would have been entitled to receive had it converted the Notes prior to the happening of any of the foregoing events.

                                   ARTICLE II

                                 VOTING RIGHTS

          2.1 The holders of the Notes shall not be entitled to notice of any stockholders' meetings or possess any right to vote upon the election of directors or upon any other matter.

                                  ARTICLE III

                                    DEFAULT

          3.1 Except as expressly provided herein, the Company waives protest, demand for payment and notice of default for non-payment.

          3.2. The holders of not less than 50% by amount of the Notes may consent to change any terms covering the Notes except those terms relating to interest rate, payment dates, conversion and maturity date which may be changed only by unanimous consent of the Note holders.

          The holders of not less than fifty (50%) percent of the principal amount of the Notes by notice in writing sent by registered mail to the Company may declare the principal amount of all the Notes to be forthwith due and payable, and upon any such declaration the same shall become immediately due and payable, in the following events:

          (a) If default shall be made in the payment of any installment of interest on any of the Notes when and as the same shall become due and payable, as herein provided, after allowance for a grace period of fifteen (15) days and such default shall continue for a period of an additional fifteen (15) days after written notice is received by the Company from the Note holders; or

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          (b) If default shall be made in the payment of the principal of any of the Notes when and as the same shall become due and payable; or

          (c) If the Company shall institute proceedings for voluntary bankruptcy, or shall apply for or consent to the appointment of a receiver for itself or any of its property, or shall make an assignment for the benefit of its creditors, or shall go into voluntary liquidation or be dissolved, or shall admit in writing its inability to pay its debts generally as they mature, or shall institute proceedings for reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy, insolvency or other applicable law, or shall file an answer in any such proceedings against it joining in seeking such relief or not objecting thereto; or

          (d) If an order, judgment or decree shall have been made for the appointment of a receiver of the Company or of a substantial part of its property, or approving a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company under any bankruptcy, insolvency or other applicable law, or adjudging the Company to be bankrupt or insolvent, and such order, judgment or decree shall remain in force for sixty
(60) days without any stay thereof; or

          (e) If one or more judgments, decrees or orders for the payment of money in excess of $100,000 U.S. in the aggregate shall be rendered against the Company and/or its subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

                                   ARTICLE IV

                                   REDEMPTION

          4.1 The Notes may not be redeemed by the Company prior to January 31, 1999 except as provided in 4.2 of Article IV.

          4.2 Upon the completion by the Company of a private placement or public offering wherein the Company receives gross proceeds of at least $10,000,000 U.S. in any one transaction, the Company will promptly notify its noteholders that it will redeem the Notes at 100% of the face amount of the Notes plus accrued and unpaid interest. Such notice will provide for the redemption of the Notes six months after the completion of such offering.

                                   ARTICLE V

                              REGISTRATION RIGHTS

          5.1 The Confidential Private Placement Memorandum dated December 26, 1996 contains the following registration rights that have been granted by the Company.

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          "The Company, at its sole cost, may be required to register with the
          SEC the shares underlying the Convertible Notes sold in this offering, on one occasion only, commencing 12 months after the initial closing of this offering and expiring four years thereafter, at the request of the holders of at least 25% of the Convertible Notes or the shares issued upon conversion of the Convertible Notes sold in the Offering. Also, commencing 12 months after the initial closing of the offering and expiring four years thereafter, the holders of the Convertible Notes or the shares issued upon conversion of the Convertible Notes sold will have the right to notice of any filing of a registration statement by the Company and the right to have their shares underlying the Convertible Notes included in any such registration statement at the sole cost of the Company. However, in the event the Company makes an initial public offering of securities, the underwriter of such offering may request the right to defer the public sale of the shares of Common Stock underlying the Convertible Notes for a period of at least six months following the closing of the Company's initial public offering if necessary to effectuate the Company's initial public offering. The Company will have the right to grant the underwriter's request if it is deemed necessary to effectuate the Company's initial public offering. The Notes themselves will have no registration rights."

                                   ARTICLE VI

                                 MISCELLANEOUS

          6.1 Time for payment extended by law shall be included in computation of interest.

          6.2 The Notes shall be governed by and construed in accordance with laws of the State of New York.

          6.3 No recourse shall be had for the payment of the principal of, or interest on, the Notes, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          6.4 UTTC is prohibited from declaring any cash dividends prior to payment in full of the Notes.

          6.5 Notwithstanding anything contained herein to the contrary, the Notes may not be disposed of except in compliance with all applicable federal and state securities laws. In this respect, before selling or otherwise disposing of the Notes, the holder shall give five business days

                                      -8-
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prior written notice to the Company of his intention to do so. The notice by the holder shall specify the Notes proposed to be sold or otherwise disposed of and describe in reasonable detail the amount of the proposed sale or other disposition and shall be accompanied by an opinion (in form and substance reasonably satisfactory to the Company's counsel) of the holder's securities counsel addressed to the Company as to whether the proposed sale or other disposition may be effected without the filing of a Registration Statement under the Securities Act of 1933, as amended (the "Act"), covering the Notes proposed to be sold or otherwise disposed of. If in the opinion of such counsel, and of counsel for the Company, no such registration action is necessary, the holder, may sell or otherwise dispose of such Notes in the manner described by him in the notice given to the Company. (Copies of any documents which the holder or his counsel files with the Securities and Exchange Commission regarding the sale or other disposition will immediately be provided by him or his counsel to the Company.) If, in the opinion of counsel for the Company registration of such Notes under the Act is necessary, no such sale or other disposition may be effected by him other than as contemplated by a Registration Statement filed under the Act which has become effective under such Act.

          The holder of the Notes may not sell or otherwise transfer the Notes purchased hereunder without the transferee agreeing to be bound by the provisions of the Subscription Agreement pursuant to which the holder of the Notes is bound. A copy of such Subscription Agreement may be obtained from the Company at its principal executive offices.

                              UNIVERSAL TRADING TECHNOLOGIES
                              CORPORATION


                              By:_______________________________
                                 Robert A. Eprile, President

                                      -9-